                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                 TERADYNE, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1) Amount previously paid:

   2) Form, Schedule or Registration Statement no.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                 TERADYNE, INC.
                              321 HARRISON AVENUE
                          BOSTON, MASSACHUSETTS 02118

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         ------------------------------

TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of Teradyne, Inc., a Massachusetts corporation (the "Corporation"), will be held on Thursday, May 25, 2000, at 10:00 A.M., at Fleet National Bank, 100 Federal Street (Second Floor), Boston, Massachusetts, for the following purposes:

     1. To elect four members to the Board of Directors to serve for a three-year term as Class II Directors.

     2. To ratify the selection of the firm of PricewaterhouseCoopers LLP as auditors for the fiscal year ending December 31, 2000.

     3. To approve an amendment to the Corporation's Restated Articles of Organization, as amended, increasing from 250,000,000 to 1,000,000,000 the number of authorized shares of Common Stock, par value $.125 per share, of the Corporation.

     4. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Shareholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on April 10, 2000, the record date fixed by the Board of Directors for such purpose.

                                            By Order of the Board of Directors,

                                            RICHARD J. TESTA, Clerk

April 19, 2000

                            ------------------------

         SHAREHOLDERS ARE REQUESTED TO SIGN THE ENCLOSED PROXY CARD AND
           RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL.

                                 TERADYNE, INC.
                              321 HARRISON AVENUE
                          BOSTON, MASSACHUSETTS 02118
                         ------------------------------

                                PROXY STATEMENT
                                 APRIL 19, 2000

     Proxies in the form enclosed with this proxy statement ARE SOLICITED BY THE BOARD OF DIRECTORS OF TERADYNE, INC. (the "Corporation") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 25, 2000, at 10:00 A.M., at Fleet National Bank, 100 Federal Street (Second Floor), Boston, Massachusetts.

     Only shareholders of record as of the close of business on April 10, 2000 (the "Record Date"), will be entitled to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, 172,794,091 shares (excluding treasury shares) of Common Stock of the Corporation were issued and outstanding. Each share outstanding as of the Record Date will be entitled to one vote, and shareholders may vote in person or by proxy. Execution of a proxy will not in any way affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder delivering a proxy has the right to revoke it only by written notice to the Clerk delivered at any time before it is exercised, including at the Annual Meeting.

     The persons named as attorneys in the proxies are officers and directors of the Corporation. All properly executed proxies returned in time to be cast at the Annual Meeting will be voted. With respect to the election of Directors, any shareholder submitting a proxy has a right to withhold authority to vote for any individual nominee by writing that nominee's name in the space provided on the proxy. The proxies will be voted as stated below under "Election of Directors." In addition to the election of Directors, the shareholders will consider and vote upon proposals to increase the number of the Corporation's authorized shares and to ratify the selection of auditors. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is indicated.

     A majority in interest of the outstanding shares represented at the meeting in person or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by shareholders entitled to vote at the meeting. On all other matters being submitted to shareholders, an affirmative vote of at least a majority of the shares present, or represented, and entitled to vote at the meeting is required for approval. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to shareholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each separate matter. Broker "non-votes" are not so included.

     The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies and in accordance with the SEC's proxy rules. See "Shareholder Proposals" below.

     An Annual Report to Shareholders, containing financial statements for the fiscal year ended December 31, 1999, has been mailed to all shareholders entitled to vote at the Annual Meeting. This proxy statement and the accompanying proxy were first mailed to shareholders on or about April 19, 2000.

                             ELECTION OF DIRECTORS

     The Corporation's Board of Directors is divided into three classes. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The present term of office for the directors in Class II expires at the Annual Meeting. The nominees for election as Class II directors are Messrs. Carnesale, Chamillard, Hibbard and Vallee, each of whom, except for Mr. Vallee, was elected at the Annual Meeting of Shareholders held May 15, 1997. Mr. Vallee was appointed to the Board of Directors on February 24, 2000. If re-elected, the Class II nominees will hold office until the Annual Meeting of Shareholders to be held in 2003, and until their successors shall have been elected and shall have been qualified. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the Class II nominees. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or the Board of Directors will fix the number of directors at a lesser number.

     The following table sets forth the nominees to be elected at the Annual Meeting and the other current directors, the year each nominee or director was first appointed or elected a director, the principal occupation of each of the nominees and directors during at least the past five years, and the ages of each of the nominees and directors.

   NOMINEE'S OR DIRECTOR'S NAME                 PRINCIPAL OCCUPATION                   YEAR
   AND YEAR NOMINEE OR DIRECTOR                AND BUSINESS EXPERIENCE              TERM WILL
      FIRST BECAME DIRECTOR                  DURING THE PAST FIVE YEARS            EXPIRE/CLASS
   ----------------------------              --------------------------            ------------
Alexander V. d'Arbeloff...........  Chairman of the Board of Directors(1)          2002/I
  1960
James W. Bagley...................  Director(2)                                    2002/I
  1996
Albert Carnesale..................  Director(3)                                    2000/II
  1993
George W. Chamillard..............  Director, President and Chief                  2000/II
  1996                              Executive Officer(4)
Daniel S. Gregory.................  Director(5)                                    2002/I
  1977
Dwight H. Hibbard.................  Director(6)                                    2000/II
  1983
John P. Mulroney..................  Director(7)                                    2001/III
  1983
Vincent M. O'Reilly...............  Director(8)                                    2002/I
  1998
James A. Prestridge...............  Director(9)                                    2000/II
  1992
Owen W. Robbins...................  Director(10)                                   2001/III
  1992
Richard J. Testa..................  Director, Secretary and Clerk(11)              2001/III
  1973
Roy A. Vallee.....................  Director(12)                                   2000/II
  2000
Patricia S. Wolpert...............  Director(13)                                   2001/III
  1996

---------------

 (1) Mr. d'Arbeloff, 72, has been Chairman of the Board of Directors of the Corporation since 1977, was President of the Corporation from 1971 until January 1996 and Chief Executive Officer of the

     Corporation from 1971 until May 1997 and has been a director of the Corporation since 1960. Since July 1997, Mr. d'Arbeloff has served as Chairman of the Board of Trustees of the Massachusetts Institute of Technology. Mr. d'Arbeloff is also a director of PRI Automation, Inc.

 (2) Mr. Bagley, 61, has served as Chairman of the Board of Directors of Lam Research Corporation since October 1998 and as Chief Executive Officer since August 1997. Mr. Bagley served as Chairman and Chief Executive Officer of OnTrak Systems, Inc. from May 1996 until August 1997. From 1987 until May 1996, Mr. Bagley served in various capacities at Applied Materials, Inc., including President and Chief Operating Officer from 1987 through 1994, Vice Chairman from October 1995 until May 1996 and Vice Chairman and Chief Operating Officer from January 1994 until October 1995. Mr. Bagley is also a director of KLA/Tencor Instruments, Kulicke and Soffa Industries, Inc. and Micron Technology, Inc.

 (3) Mr. Carnesale, 63, has served as Chancellor of the University of California, Los Angeles since July 1997. He served as Provost of Harvard University from October 1974 until June 1997 and was the Dean of the John
     F. Kennedy School of Government from November 1991 through 1995 where he also served as Professor of Public Policy from 1974 through 1995.

 (4) Mr. Chamillard, 61, has served as Chief Executive Officer of the Corporation since May 1997. Mr. Chamillard has served as President of the Corporation and has been a director of the Corporation since January 1996. Mr. Chamillard served as Chief Operating Officer of the Corporation from 1996 until May 1997 and as Executive Vice President of the Corporation from January 1994 until January 1996. Prior to that time, Mr. Chamillard served as a Vice President of the Corporation.

 (5) Mr. Gregory, 71, has been a General Partner of various Greylock partnerships since January 1965. From January 1991 until January 1992, Mr. Gregory served as the Secretary of the Executive Office of Economic Affairs for the Commonwealth of Massachusetts. From 1976 through 1990, Mr. Gregory served as Chairman of Greylock Management Corporation.

 (6) Mr. Hibbard, 76, served as Chairman of Cincinnati Bell Inc. from October 1993 until May 1996 and served as Chief Executive Officer and Chairman of Cincinnati Bell Inc. from February 1984 until October 1993. Mr. Hibbard retired from his position as Chairman of Cincinnati Bell Inc. effective in May 1996.

 (7) Mr. Mulroney, 64, served as Chief Operating Officer and President of Rohm and Haas Company from March 1986 until December 1998. He is a director of Aluminum Company of America.

 (8) Mr. O'Reilly, 63, was a partner, Chief Operating Officer and Vice-Chairman at Coopers & Lybrand L.L.P. until his retirement in September 1997. Since October 1997, Mr. O'Reilly has served as a Distinguished Senior Lecturer at the Carroll Graduate School of Management of Boston College. Mr. O'Reilly is also a director of the Neiman Marcus Group, Inc. and Eaton Vance Corp.

 (9) Mr. Prestridge, 68, has served as a director of the Corporation since 1992, was Vice-Chairman of the Board of Directors of the Corporation from January 1996 until May 1997 and served as Executive Vice President of the Corporation from 1992 until May 1997. From 1982 to 1992 he served as Vice President of the Semiconductor Test Group of the Corporation. Mr. Prestridge is not running for re-election to the Board of Directors.

(10) Mr. Robbins, 70, has served as a director of the Corporation since 1992, was Vice Chairman of the Board of Directors of the Corporation from January 1996 until May 1997 and served as Executive Vice President and Chief Financial Officer of the Corporation from March 1992 until May 1997. From October 1977 to March 1992, he served as Vice President Finance and Chief Financial Officer of the Corporation. Mr. Robbins is also a director of MKS Instruments Inc.

(11) Mr. Testa, 60, has been a partner at the law firm of Testa, Hurwitz & Thibeault, LLP since 1973. Testa, Hurwitz & Thibeault, LLP serves as counsel to the Corporation.

(12) Mr. Vallee, 47, has been Chairman of the Board of Directors and Chief Executive Officer of Avnet, Inc. since July 1998. From November 1992 until July 1998, Mr. Vallee was Vice Chairman of the Board of Directors of Avnet and served as President and Chief Operating Officer from March 1992 until July 1998. Avnet, Inc. is a supplier of electronic components to the Corporation.

(13) Ms. Wolpert, 50, has served as Vice President, Business Operations, Americas at International Business Machines Corporation since January 1999. From January 1993 to December 1998, Ms. Wolpert served in various capacities at International Business Machines Corporation, including General Manager System Sales, Latin America; Executive Assistant of the Chairman's Office; General Manager, Northeast Area; Vice President of Operations, Northeast Area; and General Manager, Northern New England.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     The Board of Directors of the Corporation met five times and took action by unanimous written consent twice during the fiscal year ended December 31, 1999. The Audit and Finance Committee, which oversees the accounting and financial functions of the Corporation, including matters relating to the appointment and activities of the Corporation's independent auditors, met three times during 1999. Messrs. Carnesale, Gregory, Mulroney, O'Reilly and Robbins are currently members of the Audit and Finance Committee. The Management Compensation and Development Committee (the "Compensation Committee"), which determines the cash compensation of the Corporation's executive officers, met five times during 1999. Messrs. Bagley, Hibbard and Testa and Ms. Wolpert are currently members of the Compensation Committee. The Stock Option Committee, which administers the Corporation's stock option and certain other benefit plans, met four times during 1999. Messrs. Bagley and Hibbard and Ms. Wolpert are currently members of the Stock Option Committee. The Board Composition and Agenda Committee, which acts, in part, as the Corporation's nominating committee, and is responsible for recommending individuals to be nominated for election to the Board of Directors and recommending the time, location and agenda of the meetings of the Board of Directors, met once during 1999. Messrs. d'Arbeloff, Mulroney and Prestridge are currently members of the Board Composition and Agenda Committee. Shareholders wishing to suggest nominees for election to the Board of Directors should direct such suggestions to the Clerk of the Corporation at the Corporation's principal address in accordance with the nomination procedures set forth in the Corporation's By-Laws. All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board on which they served except that Mr. Bagley attended 67% of the meetings of the Board of Directors.

DIRECTOR COMPENSATION

     All non-employee directors are compensated at the rate of $20,000 per year and $1,500 per day of meeting attended, plus reimbursement of reasonable expenses. Directors who are employees of the Corporation receive no compensation in their capacity as a director.

     Each director who is not an employee or officer of the Corporation (a "Non-Employee Director") is entitled to participate in the Corporation's 1996 Non-Employee Director Stock Option Plan, as amended (the "Director Plan"). In August 1999, the Director Plan was amended to authorize the automatic grant of
(i) an option to purchase 22,500 shares of the Corporation's Common Stock to each Non-Employee Director who becomes a member of the Corporation's Board of Directors on or after August 26, 1999, (ii) an option to purchase 30,000 shares of the Corporation's Common Stock to each person who was a Non-Employee Director on December 14, 1998 and (iii) an option to purchase 11,250 shares of the Corporation's Common Stock to each person who is a Non-Employee Director on the first Monday of February in each year beginning on February 7, 2000 and continuing throughout the term of the Director Plan. The Director Plan is administered by the Stock Option Committee of the Board of Directors of the Corporation. Options granted under the Director Plan vest at the rate of 25% per year. The exercise price per share for all options granted under the Director Plan is equal to the fair market value per share of the Corporation's Common Stock on the date of grant and the term of each option is for a period of five years from the date of grant.

     As of December 31, 1999, options to purchase 551,250 shares of the Corporation's Common Stock under the Director Plan were outstanding at a weighted average exercise price of $18.81.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of April 10, 2000 information relating to the beneficial ownership of the Corporation's Common Stock by each director, each executive officer named in the Summary Compensation Table on page 7, and by all directors and executive officers as a group.

                                                               AMOUNT AND
                                                                NATURE OF       PERCENT OF
                           NAME                              OWNERSHIP(1)(2)      CLASS
                           ----                              ---------------    ----------
Alexander V. d'Arbeloff....................................     2,541,148(3)       1.47%
James W. Bagley............................................       179,439             *
Michael A. Bradley.........................................       148,745             *
Albert Carnesale...........................................        47,050             *
George W. Chamillard.......................................       416,580             *
Daniel S. Gregory..........................................       123,642             *
Dwight H. Hibbard..........................................        86,850(4)          *
Jeffrey R. Hotchkiss.......................................        69,853             *
John P. Mulroney...........................................        64,910             *
Vincent M. O'Reilly........................................         2,500             *
James A. Prestridge........................................       203,874(5)          *
Owen W. Robbins............................................       305,738             *
Edward Rogas, Jr...........................................       187,501(6)          *
David L. Sulman............................................       186,271(7)          *
Richard J. Testa...........................................        24,000             *
Roy A. Vallee..............................................             0             *
Patricia S. Wolpert........................................        26,250             *
All executive officers and directors as a group (21
  people)(8)...............................................     4,753,311          2.73%

---------------

 *  less than 1%

(1) Unless otherwise indicated, the named person possesses sole voting and dispositive power with respect to the shares.

(2) Includes shares of Common Stock which have not been issued but which are subject to options which either are presently exercisable or will become exercisable within 60 days, as follows: Mr. d'Arbeloff, 273,000 shares; Mr. Bagley, 41,250 shares; Mr. Bradley, 107,000 shares; Mr. Carnesale, 46,250 shares; Mr. Chamillard 241,000; Mr. Gregory, Mr. Hibbard and Mr. Mulroney, 46,250 shares; Mr. Hotchkiss, 29,000 shares; Mr. O'Reilly, 1,500 shares; Mr. Prestridge, 165,000 shares; Mr. Robbins, 151,000 shares; Mr. Rogas, 122,000 shares; Mr. Sulman, 124,000 shares; Mr. Testa, no shares; Ms. Wolpert, 21,250 shares; all directors and executive officers as a group 1,546,800 shares.

(3) Includes 269,616 shares of Common Stock held by Mr. d'Arbeloff's wife and 22,400 shares of Common Stock held in trust for the benefit of Mr. d'Arbeloff's children, as to all of which shares Mr. d'Arbeloff disclaims beneficial ownership. Also includes 2,000 shares owned by The d'Arbeloff Foundation, a private charitable foundation of which Mr. d'Arbeloff is the founder and a co-trustee, as to all of which shares Mr. d'Arbeloff disclaims beneficial ownership. In addition this amount includes 2,000 shares owned by the d'Arbeloff Charitable Remainder Trust as to which shares Mr. d'Arbeloff disclaims beneficial ownership.

(4) Includes 400 shares of Common Stock held by Mr. Hibbard's wife.

(5) Includes 38,874 shares of Common Stock held in a living trust for the benefit of Mr. Prestridge and his wife.

(6) Includes 18,920 shares of Common Stock held by Mr. Rogas' former wife, as to all of which shares Mr. Rogas disclaims beneficial ownership.

(7) Includes 6,200 shares of Common Stock held by members of Mr. Sulman's family.

(8) The group is comprised of the individuals named in the Summary Compensation Table on page 7, the remaining executive officers of the Corporation, and those persons who were directors of the Corporation on April 10, 2000. Includes 1,546,800 shares which the directors and executive officers as a group have the right to acquire by exercise of stock options granted under the Corporation's stock plans. In addition, includes 387,051 shares held by family members of executive officers and directors, as to which shares the applicable officer or director disclaims beneficial ownership.

     Listed below are certain persons who to the knowledge of the Corporation own beneficially, as of the dates indicated below, more than five percent of the Corporation's Common Stock outstanding at such date.

                    NAME AND ADDRESS                       AMOUNT AND NATURE    PERCENT OF
                  OF BENEFICIAL HOLDER                       OF OWNERSHIP         CLASS
                  --------------------                     -----------------    ----------
Capital Group International, Inc.(1).....................     11,992,240           7.0%
  1100 Santa Monica Boulevard
  Los Angeles, California 90025
Marsh & McLennan Companies, Inc.(2)......................     10,598,133           6.2%
  1166 Avenue of the Americas
  New York, NY 10036

---------------

(1) According to a Schedule 13G filed on February 14, 2000. As of February 14, 2000, Capital Group International, Inc. ("Capital Group") had sole dispositive power with respect to all of the shares and sole voting power with respect to 10,462,440 shares. Capital Group is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the shares. Capital Group does not have direct investment power or voting power over any of the shares, however, Capital Group may be deemed to "beneficially own" such shares by virtue of Rule 13d-3 under the Securities Exchange Act of 1934.

(2) According to a Schedule 13G Amendment filed on February 18, 2000. As of February 18, 2000, Marsh & McLennan Companies, Inc. ("Marsh & McLennan") had shared dispositive power with respect to all of the shares and shared voting power with respect to 496,975 shares. Putnam Investment Management, Inc., a wholly-owned subsidiary of Marsh & McLennan, was the beneficial owner of 8,824,402 or 5.2% of the outstanding shares of the Corporation; Putnam Advisory Company, Inc., a wholly-owned subsidiary of Marsh & McLennan, was the beneficial owner of 1,773,731 or 1.0% of the outstanding shares of the Corporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on a review of the forms and written representations received by the Corporation pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Corporation believes that during the fiscal year January 1, 1999 through December 31, 1999, the directors and executive officers complied with all applicable Section 16 filing requirements, except that a Form 4 Report for Dwight H. Hibbard for transactions in June 1999 was filed in December 1999.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation for the three fiscal years most recently ended received by the Chief Executive Officer of the Corporation and the four other most highly compensated executive officers of the Corporation.

                           SUMMARY COMPENSATION TABLE

                                                                LONG-TERM
                                                               COMPENSATION
                                                                AWARDS(3)
                                                                SECURITIES
                                     ANNUAL COMPENSATION        UNDERLYING
           NAME AND              ---------------------------     OPTIONS/        ALL OTHER
      PRINCIPAL POSITION         YEAR   SALARY(1)   BONUS(2)     SARS(#)      COMPENSATION(4)
      ------------------         ----   ---------   --------   ------------   ---------------
George W. Chamillard...........  1999   $472,695    $742,221     105,000          $74,919
  Director, President and        1998    411,036     376,726     310,000(5)        37,549
  Chief Executive Officer        1997    353,742     531,449     160,000           22,184
Edward Rogas, Jr...............  1999    281,944     373,289      60,000           28,031
  Senior Vice President          1998    271,500     197,100     190,000(6)           898
                                 1997    245,916     295,157     100,000               --
David L. Sulman................  1999    253,690     327,168      60,000           37,114
  Senior Vice President          1998    213,528     164,881     160,000(7)        31,160
                                 1997    179,718     200,315      80,000           17,633
Michael A. Bradley.............  1999    261,544     327,862      55,000           38,769
  Chief Financial Officer        1998    242,616     179,081     170,000(8)        19,928
  and Vice President             1997    216,474     257,860      90,000           13,606
Jeffrey R. Hotchkiss...........  1999    261,544     327,862      55,000           34,707
  Vice President                 1998    242,616     179,081     170,000(9)        19,928
                                 1997    216,474     257,860      90,000           13,511

---------------

(1) The amounts in the "Salary" column represent the annual base salary for each of the named executive officers, which is paid monthly.

(2) The amounts in the "Bonus" column represent the Variable Compensation earned in 1999 pursuant to the Corporation's Cash Compensation Plan and Cash Profit Sharing Plan.

(3) The named executive officers did not, as of December 31, 1999, receive from the Corporation any grants of restricted stock as compensation.

(4) The amounts in the "All Other Compensation" column represent the matching contributions that the Corporation makes to the Savings Plan and Supplemental Savings Plan.

(5) Includes 160,000 stock options which were repriced on August 27, 1998 from $18.25 per share to $9.59375 per share.

(6) Includes 100,000 stock options which were repriced on August 27, 1998 from $18.25 per share to $9.59375 per share.

(7) Includes 80,000 stock options which were repriced on August 27, 1998 from $18.25 per share to $9.59375 per share.

(8) Includes 90,000 stock options which were repriced on August 27, 1998 from $18.25 per share to $9.59375 per share.

(9) Includes 90,000 stock options which were repriced on August 27, 1998 from $18.25 per share to $9.59375 per share.

     The following table provides information with respect to stock option grants by the Corporation to the named executive officers in 1999. The Corporation did not grant any stock appreciation rights in 1999.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                 POTENTIAL REALIZED VALUE
                                        PERCENTAGE OF                             AT ASSUMED ANNUAL RATES
                           NUMBER OF    TOTAL OPTIONS                                 OF STOCK PRICE
                           SECURITIES    GRANTED TO                                APPRECIATION OVER THE
                           UNDERLYING     EMPLOYEES     EXERCISE                      OPTION TERM(2)
                            OPTIONS       IN FISCAL       PRICE     EXPIRATION   -------------------------
          NAME             GRANTED(1)       YEAR        ($/SHARE)      DATE          5%           10%
          ----             ----------   -------------   ---------   ----------   ----------   ------------
George W. Chamillard.....   105,000         1.86%        $32.125    10/26/04      $931,927     $2,059,320
Edward Rogas, Jr.........    60,000         1.07          32.125    10/26/04       532,527      1,176,752
David L. Sulman..........    60,000         1.07          32.125    10/26/04       532,527      1,176,752
Michael A. Bradley.......    55,000         0.98          32.125    10/26/04       488,149      1,078,689
Jeffrey R. Hotchkiss.....    55,000         0.98          32.125    10/26/04       488,149      1,078,689

---------------

(1) Stock options were granted under the Corporation's 1991 Employee Stock Option Plan at an exercise price equal to the fair market value of the Corporation's Common Stock on the date of grant. The options have a term of five years from the date of grant. The options become exercisable as follows: 20% on the date of grant and, following the first year of grant, 20% on an annual basis.

(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) of the Corporation's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Corporation's estimate of future stock price increases. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Corporation's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

     The following table provides information on stock option exercises in fiscal year 1999 by the named executive officers and the value of such officers' unexercised options at December 31, 1999.

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                          SHARES
                         ACQUIRED                   NUMBER OF SECURITIES
                           UPON                    UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                          OPTION                       OPTIONS HELD AT           IN-THE-MONEY OPTIONS AT
                         EXERCISE                     DECEMBER 31, 1999             DECEMBER 31, 1999
                          DURING      VALUE      ---------------------------   ---------------------------
         NAME              1999      REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            --------    --------    -----------   -------------   -----------   -------------
George W. Chamillard...  200,000    $5,828,247     281,000        294,000      $14,944,620    $13,920,370
Edward Rogas, Jr.......  152,000     3,921,685     176,000        178,000        9,405,247      8,498,997
David L. Sulman........   62,000     1,836,851     204,000        156,000       10,827,994      7,305,748
Michael A. Bradley.....   88,000     2,258,749     147,000        158,000        7,808,622      7,504,185
Jeffrey R. Hotchkiss...   90,800     2,501,099      79,000        158,000        3,959,498      7,501,185

RETIREMENT BENEFITS

     The Corporation established a Retirement Plan for the purpose of providing a lifetime annual income upon retirement to substantially all employees, including officers, of the Corporation and its United States subsidiaries. Membership in the Retirement Plan begins after one year of employment with the Corporation. The Retirement Plan provides for credit toward retirement income for years of employment with the Corporation prior to January 1, 2000 based upon a formula tied to average compensation from 1995 to 1999. For years of service after December 31, 1999, credit towards retirement income is determined on a yearly basis and is equal to the sum for each year of credited service under the Retirement Plan of (1) .75% of the employee's compensation for the year which is under the defined covered compensation for the year and (2) 1.5% of the amount of the employee's compensation for the year that exceeds the covered compensation for the year. The covered compensation under the Retirement Plan is based on the average of the social security wage basis in effect during the thirty-five years up to and including normal retirement age. However, federal tax law limitations on the total amount of benefits which a participant may receive under qualified retirement plans may limit some participants' benefits under the Retirement Plan.

     Under the Retirement Plan, for participants employed by the Corporation on or after January 1, 1989, accumulated annual retirement income vests partially after three years of service with the Corporation and becomes fully vested after seven years of service or upon normal, early or disability retirement. Benefits are payable in the form of an annuity either at normal retirement age, upon early retirement or upon disability. The Retirement Plan also provides for certain benefits to a surviving spouse.

     In 1999, the Corporation offered all eligible domestic employees participating in the Retirement Plan a choice; to either continue to be eligible for and to continue to accrue benefits under the Retirement Plan or to have the Retirement Plan benefits stop accruing and instead to become eligible for an increased matching contribution by the Corporation into an employee savings plan. The accrued Retirement Plan benefits of those employees who elected the increased matching option were frozen on January 1, 2000.

     The Corporation also maintains the Teradyne, Inc. Supplemental Executive Retirement Plan (the "SERP"). Under the SERP, annual pensions for Messrs. Chamillard, Rogas, Sulman, Bradley and Hotchkiss and other senior managers are computed based on model compensation. See discussion of model compensation under Management and Compensation Development Committee Report. The pension formula is identical to that of the qualified plan, except an employee's annual pension is based on the average of the employee's last five years of model compensation. The resulting benefit is reduced by the benefit received from the qualified Retirement Plan.

     The following table shows the estimated annual benefits payable to covered participants in the United States upon retirement at age 65 under both the Retirement Plan and the SERP. The amounts shown are computed on a single life annuity basis and are not subject to deductions for Social Security benefits or other amounts. Remuneration for purposes of the table is based upon an employee's average model compensation for the five-year period preceding retirement.

                               PENSION PLAN TABLE

                                                                          YEARS OF SERVICE
FIVE YEAR AVERAGE                         --------------------------------------------------------------------------------
  COMPENSATION                               10          15          20          25          30          35          40
-----------------                            --          --          --          --          --          --          --
      100,000     ......................    12,500      18,700      25,000      31,300      37,500      43,800      50,000
      200,000     ......................    27,500      41,200      55,000      68,800      82,500      96,300     110,000
      300,000     ......................    42,500      63,700      85,000     106,300     127,500     148,800     170,000
      400,000     ......................    57,500      86,200     115,000     143,800     172,500     201,300     230,000
      500,000     ......................    72,500     108,700     145,000     181,300     217,500     253,800     290,000
      600,000     ......................    87,500     131,200     175,000     218,800     262,500     306,300     350,000
      700,000     ......................   102,500     153,700     205,000     256,300     307,500     358,800     410,000
      800,000     ......................   117,500     176,200     235,000     293,800     352,500     411,300     470,000
      900,000     ......................   132,500     198,700     265,000     331,300     397,500     463,800     530,000
    1,000,000     ......................   147,500     221,200     295,000     368,800     442,500     516,300     590,000
    1,100,000     ......................   162,500     243,700     325,000     406,300     487,500     568,800     650,000
    1,200,000     ......................   177,500     266,200     355,000     443,800     532,500     621,300     710,000
    1,300,000     ......................   192,500     288,700     385,000     481,300     577,500     673,800     770,000

     The executive officers named in the Summary Compensation Table have been credited as of January 1, 2000 with the following years of service: Mr. Chamillard, 30 years; Mr. Rogas, 23 years; Mr. Sulman, 25 years; Mr. Bradley, 20 years and Mr. Hotchkiss, 28 years.

                          MANAGEMENT COMPENSATION AND
                        DEVELOPMENT COMMITTEE REPORT AND
                         STOCK OPTION COMMITTEE REPORT

OVERVIEW AND PHILOSOPHY

     The Corporation's executive compensation program is administered by the Management Compensation and Development Committee of the Board of Directors (the "Compensation Committee"), which is comprised entirely of outside directors. The Compensation Committee is responsible for developing and making recommendations to the Board of Directors with respect to the Corporation's compensation policies other than with respect to stock option awards. In addition, the Compensation Committee, pursuant to authority delegated by the Board of Directors, determines on an annual basis the cash compensation to be paid to each of the executive officers. The Stock Option Committee also is comprised entirely of non-employee directors. The Stock Option Committee is responsible for developing and making recommendations to the Board of Directors with respect to the Corporation's compensation policies in connection with the awarding of stock options. In addition, the Stock Option Committee, pursuant to authority delegated by the Board of Directors, determines on an annual basis the stock option awards to be granted to each of the executive officers.

     The executive compensation policies are designed to provide competitive levels of compensation that assist the Corporation in attracting and retaining qualified executives. In setting cash compensation levels for executive officers, the Compensation Committee takes into account such factors as: the Corporation's past history and future expectations; the general and industry-specific business environment; annual and long-term performance goals; and corporate and group performance.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Corporation's executive officer compensation program consists of compensation received pursuant to the Corporation's Cash Compensation Plan, Cash Profit Sharing Plan, long-term compensation in the form of stock option, savings and retirement plans and various other benefits generally available to employees of the Corporation.

     Under the Corporation's Cash Compensation Plan, the Compensation Committee assigns to each senior employee of the Corporation, including all executive officers, at the beginning of each year, a "model compensation" amount. The model compensation amount is based on salary surveys of similarly sized electronics companies, and on an as adjusted basis, larger sized companies, some of which are represented in the S&P High Technology Composite Index appearing in
the Performance Graph on page   herein.

     Once model compensation for each participant has been determined, the actual cash compensation paid to each employee under the Cash Compensation Plan is comprised of two components: (1) a fixed monthly salary and (2) an annual variable amount based upon overall corporate and group performance (referred to herein as "Variable Compensation"). The fixed salary amount is set at a level which is below the model compensation, and the variable portion is based upon factors which, if achieved, would entitle the employee to reach or exceed model compensation.

     The amount of Variable Compensation each participant receives is a function of four factors:

          (A) The employee's base annual salary as of the end of the year;

          (B) Overall corporate performance versus goal;

          (C) Performance of the individual business group versus goal; and

          (D) The employee's "variable compensation factor," which is determined by the Compensation Committee on the basis of responsibility and experience level.

     An employee's "variable compensation factor" is a percentage of his or her base annual salary starting at 10% for new participants. At greater levels of responsibility and experience, the variable compensation factor may increase to more than 150% of base annual salary. An employee's model compensation is set assuming a 50% payout of the variable compensation factor. Accordingly, in a given year an employee may achieve more or less than his or her model compensation depending on corporate and business group performance.

     At year-end, the Compensation Committee evaluates the Corporation's overall performance versus goal and each individual group's performance versus goal. Given the dynamics of the business, the Corporation's Cash Compensation Plan relies heavily on the Compensation Committee's subjective judgment of performance.

     Specifically for 1999, in determining Variable Compensation payouts, the Compensation Committee took the following factors into consideration in evaluating both overall corporate performance and the performance of the Corporation's individual business groups: (1) the extent to which quantitative and qualitative plans were met for the year, with an emphasis on profitability, growth of sales, growth of bookings, and increase in market share; (2) the extent to which each business group became a role model in the implementation of "Total Quality Management"; (3) the extent to which the results for the year verified each group's strategy and improved its strategic position; and (4) the extent to which each group's 2000 mid-term plan and strategy contribute to the Corporation's need for an aggressive and credible mid-term plan and adapt to changes in the marketplace or environment. The Compensation Committee weighed each of the four factors approximately equally in setting Variable Compensation amounts. The factors are reviewed by the Compensation Committee based upon the performance of the business group in which each executive officer serves rather than upon the individual performance of the executive officer. In 1999, total cash compensation for all executive officers from the Corporation's Cash Compensation Plan ranged from 15% to 30% above model compensation.

     The Corporation's stock option program is the Corporation's long-term incentive plan for employees, including executive officers. The objectives of the program are to align executive return with shareholder return and to create and implement a program which will attract and retain talented employees and executives. Stock options are awarded annually to employees, including the Chief Executive Officer, based upon the employee's relative contribution and responsibility within the Corporation. The factors taken into account by the Stock Option Committee in determining each executive officer's relative contribution and responsibility within the Corporation include: the executive officer's level of model compensation, the executive officer's position, the responsibilities currently being performed by the executive officer, and the responsibilities expected to be performed by the executive officer. The individual factors are reviewed subjectively by the Stock Option Committee when determining stock option awards for each executive officer. The Corporation conducts surveys of various companies, some of which appear in the Performance Graph's S&P High Technology Composite Index, to verify that the relative percentages of stock options granted to its employees, its Chief Executive Officer and its other executive officers, are consistent with high technology industry practice, are within the range of stock options granted by the surveyed companies, and are competitive with the relative percentages of stock options granted by the surveyed companies.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Chamillard's cash compensation for 1999 awarded under the Corporation's Cash Compensation Plan was $1,140,183, which is approximately 30% more than Mr. Chamillard's 1999 model compensation of $877,233. Mr. Chamillard's 1999 cash compensation awarded pursuant to the Corporation's Cash Compensation Plan is a 53% increase over his 1998 cash compensation. Mr. Chamillard's fixed salary amount was

$472,695 for 1999 and was set by the Compensation Committee, in conjunction with his model compensation amount, based upon salary surveys of chief executive officers for similarly sized electronics companies. Mr. Chamillard's Variable Compensation payout was $667,488 for 1999. Mr. Chamillard's Variable Compensation payouts are determined based upon the same factors as the Corporation's other executive officers who have general responsibilities within the Corporation rather than responsibilities for one specific business group within the Corporation. Each of such executive officer's Variable Compensation payout is based 50% upon the performance of the Corporation as a whole and 50% upon the average of the performances of each of the individual business groups within the Corporation. Mr. Chamillard also received cash compensation in the amount of $74,733 in 1999 pursuant to the Corporation's Cash Profit Sharing Plan. Cash compensation awards under the plan, which are calculated on a uniform basis as a percentage of the recipient's salary, are made to the employees of the Corporation on an equal basis.

     The stock options granted to Mr. Chamillard during fiscal 1999 are consistent with the design of the overall program and are shown in the Summary Compensation Table above. Mr. Chamillard's 105,000 shares, which represented 1.86% of the total option shares awarded to all employees during fiscal 1999, placed him at the median of the external surveys. In assessing Mr. Chamillard's individual performance for the year for purposes of his stock option awards, the Stock Option Committee concluded that, on balance, Mr. Chamillard had achieved overall positive results for the individual factors for which he was evaluated. A general description of these factors is detailed above under the description of the Corporation's stock option program.
                                            MANAGEMENT COMPENSATION AND
                                              DEVELOPMENT COMMITTEE

                                              Dwight H. Hibbard (Chairman)
                                              James W. Bagley
                                              Richard J. Testa
                                              Patricia S. Wolpert

                                            STOCK OPTION COMMITTEE

                                              Dwight H. Hibbard (Chairman)
                                              James W. Bagley
                                              Patricia S. Wolpert

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

     Messrs. Bagley, Hibbard and Testa and Ms. Wolpert comprised the Compensation Committee for fiscal year 1999. Richard J. Testa is a member of the law firm Testa, Hurwitz & Thibeault, LLP in Boston, Massachusetts. Such law firm served as counsel for the Corporation during the fiscal year 1999 and the Corporation expects to retain the services of such firm for the fiscal year 2000.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     In general, under Section 162(m) of the Internal Revenue Code, as amended (the "Code"), the Corporation cannot deduct, for federal income tax purposes, compensation in excess of $1 million paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Corporation has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Corporation's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code. The Corporation is not planning to change the process for determining compensation under the Corporation's Variable Compensation

Plan, however, one of the requirements for exemption from Section 162(m), because it is believed to be in the best interest of the Corporation to continue to exercise discretion, in the same manner as in the past, in the determination of Variable Compensation. Variable Compensation will not, therefore, be deductible to the extent it causes the applicable employee remuneration of any executive officer to exceed $1 million during any given taxable year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On June 1, 1997, the Corporation entered into consulting agreements with each of James A. Prestridge and Owen W. Robbins, pursuant to which Messrs. Prestridge and Robbins agreed to provide advice and consulting services to the Corporation. Pursuant to such consulting agreements, the Corporation agreed to pay each of Messrs. Prestridge and Robbins $22,353.00 per month throughout the term of his respective agreement. Each agreement is for a period of three years and is terminable by either party upon sixty (60) days' prior written notice.

                            PERFORMANCE GRAPH (1)(2)

     The following graph compares the change in the Corporation's cumulative total shareholder return in its Common Stock with the Standard & Poor's 500 Index and the Standard & Poor's High Technology Composite Index. The comparison assumes $100.00 was invested on December 31, 1994 in the Corporation's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

                                                                                                           S&P HIGH TECHNOLOGY
                                                     TERADYNE, INC.               S&P 500 INDEX              COMPOSITE INDEX
                                                     --------------               -------------            -------------------
1994                                                     100.00                      100.00                      100.00
1995                                                     148.33                      137.45                      144.16
1996                                                     143.91                      168.93                      204.30
1997                                                     188.92                      225.21                      257.62
1998                                                     250.17                      289.11                      445.41
1999                                                     779.31                      349.92                      780.13

---------------
(1) This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Hewitt Associates, a source believed to be reliable, but the Corporation is not responsible for any errors or omissions in such information.

                     RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected the firm of PricewaterhouseCoopers LLP, independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 2000. PricewaterhouseCoopers LLP, or its predecessor Coopers & Lybrand L.L.P., have served as the Corporation's auditors since 1968. It is expected that a member of the firm will be present at the Annual Meeting of Shareholders with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THIS
SELECTION.

            AMENDMENT OF THE CORPORATION'S ARTICLES OF ORGANIZATION

     By a Board of Directors written consent dated March 24, 2000, the Board of Directors recommended to the shareholders that the Corporation amend the Corporation's Restated Articles of Organization, as amended (the "Articles of Organization"), to increase the number of authorized shares of Common Stock, par value $.125 per share, from 250,000,000 to 1,000,000,000 shares. Shares of the Corporation's Common Stock, including the additional shares proposed for authorization, do not have preemptive or similar rights.

     As of the Record Date, there were approximately 172,794,091 shares issued and outstanding and approximately 33,203,410 shares reserved for future issuance pursuant to outstanding options granted under the Corporation's stock plans. Prior to the amendment to the Articles of Organization, the Board of Directors has authority to issue approximately 44,002,499 additional shares of Common Stock without further stockholder approval. If the amendment to the Articles of Organization is approved, the Board of Directors will have the authority to issue approximately 794,002,499 additional shares of Common Stock without further stockholder approval. Although the Corporation has not entered into any agreements or understandings to issue any of the shares resulting from the amendment of the Articles of Organization, the Board of Directors believes the authorized number of shares of Common Stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board of Directors to be necessary or desirable. These purposes may include, without limitation: facilitating broader ownership of the Corporation's Common Stock by effecting a stock split or issuing a stock dividend; acquiring other businesses in exchange for shares of the Corporation's Common Stock; entering into collaborative research and development arrangements with other companies in which Common Stock or the right to acquire Common Stock are part of the consideration; raising capital through the sale of Common Stock or securities convertible into Common Stock; and attracting and retaining valuable employees by the issuance of additional stock options, including additional shares reserved for future option grants under the Corporation's existing stock plans. The Board of Directors considers the authorization of additional shares of Common Stock advisable to ensure prompt availability of shares for issuance should the occasion arise. The issuance of additional shares of Common Stock could have the effect of diluting earnings per share and book value per share, which could adversely affect the Corporation's existing shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CORPORATION'S ARTICLES OF ORGANIZATION.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended for inclusion in the Corporation's proxy materials to be furnished to all shareholders entitled to vote at the next annual meeting of shareholders of the Corporation pursuant to Securities and Exchange Commission ("SEC") Rule 14a-8 must be received at the Corporation's principal executive offices not later than December 21, 2000.

     Under the Corporation's By-Laws, shareholders who wish to make a proposal at the 2001 annual meeting of shareholders -- other than proposals that will be included in the Corporation's proxy materials -- must notify the Corporation not less than 50 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, to be timely, notice by the shareholder must be so received not later than the close of business on the fifteenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. If a shareholder who wishes to present a proposal fails to timely notify the Corporation, the shareholder will not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Corporation's By-Laws, the proposal is brought before the meeting, then under the SEC's proxy rules, the proxies solicited by management of the Corporation with respect to the 2001 annual meeting will confer discretionary voting authority with respect to the shareholder's proposal on the persons selected by management to vote the proxies. If a shareholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC's proxy rules.

     In order to minimize controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail -- Return Receipt Requested.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting shareholders by mail through its regular employees, the Corporation may request banks and brokers to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some shareholders in person or by mail, telephone or telegraph following the original solicitation.

                           INCORPORATION BY REFERENCE

     Certain audited financial statements for the Corporation's fiscal year ended December 31, 1999 are contained in the Corporation's Annual Report to Shareholders. Such financial statements are incorporated herein by reference.

TRD90B                             DETACH HERE


                                     PROXY


                                 TERADYNE, INC.


                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS


                                  MAY 25, 2000

                      SOLICITED BY THE BOARD OF DIRECTORS


     The undersigned hereby appoints ALEXANDER V. D'ARBELOFF and RICHARD J. TESTA, and each or both of them, proxies, with full power of substitution to vote all shares of stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Teradyne, Inc. to be held on Thursday, May 25, 2000, at 10:00 A.M., at Fleet National Bank, 100 Federal Street (Second Floor), Boston, Massachusetts, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement, dated on or about April 19, 2000, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.


--------------                                                 -------------
 SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
     SIDE                                                           SIDE
--------------                                                 -------------

TERADYNE, INC
C/O EQUISERVE
P.O.BOX 9398
BOSTON, MA 02205-9398





TRD90A                              DETACH HERE


[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF CLASS II DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

    1. To elect four members to the Board of Directors to
       serve for a three-year term as Class I Directors.
                                                                                                FOR  AGAINST  ABSTAIN
       NOMINEES: (01) A. Carnesale, (02) G.W. Chamillard,        2. To ratify the selection of
                 (03) D.H. Hibbard and (04) R.A. Vallee             PricewaterhouseCoopers LLP  [ ]    [ ]      [ ]
                    FOR      WITHHELD                               auditors for the fiscal
                    [ ]        [  ]                                 year ending December 31, 2000.

                                                                 3. To approve an amendment to  FOR  AGAINST  ABSTAIN
                                                                    the Corporation's Restated
    [ ] ________________________________________                    Articles of Organization,   [ ]     [ ]     [ ]
        For all nominees except as noted above                      as amended. Increasing from
                                                                    250,000,000 to 1,000,000,000
                                                                    the number of authorized
                                                                    shares of Common Stock, par
                                                                    value $.125 per share, of
                                                                    the Corporation.

                                                                 MARK HERE IF YOU PLAN TO ATTEND THE MEETING    [ ]

                                                                 MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]


                                                                 (Please sign exactly as your name appears hereon, if
                                                                 signing as attorney, executor, trustee or guardian,
                                                                 please give your full title as such. If stock is
                                                                 held jointly, each owner should sign. Please read
                                                                 reverse side before signing.)


Signature:__________________________ Date: _________________ Signature: _________________________ Date: ________________
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